                                                                    EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------

                                    FORM T-1

              Statement of Eligibility and Qualification Under the
                  Trust Indenture Act of 1939 of a Corporation
                          Designated to Act as Trustee

                 FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION

               (Exact name of Trustee as specified in its charter)

       United States                                     94-3160100
 (State of Incorporation)                   (I.R.S. Employer Identification No.)

  101 California Street, Suite 1150
      San Francisco, California                                 94111
(Address of Principal Executive Offices)                     (Zip Code)

                              POTLATCH CORPORATION

               (Exact name of obligor as specified in its charter)

                                    DELAWARE

         (State or other jurisdiction of Incorporation or organization)

                                   82-0156045

                      (I.R.S. Employer Identification No.)

                               One Maritime Plaza
                         San Francisco, California 94111

              (Address of principal executive offices and zip code)

                                % Debentures Due

                       (Title of the Indenture Securities)

                                     GENERAL

1.  GENERAL INFORMATION. Furnish the following information as to the trustee.

    (a) Name and address of each examining or supervising authority to which it is subject.

                     Controller of the Currency
                     Washington, D.C.

    (b) Whether it is authorized to exercise corporate trust powers.

                     Yes

    2. AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS. If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.
                     None
        See Note following Item 16

    Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

    16. LIST OF EXHIBITS. List below all exhibits filed as a part of this statement of eligibility and qualification.

        Exhibit 1 - Articles of Association of First Trust of California,
                    National Association dated June 5, 1992. Incorporated herein by reference to Exhibit 1 filed with Form T-1 statement, Registration No. 33-50826

        Exhibit 2 - Certificate of the Comptroller of Currency as to authority of First Trust of California, National Association to commence the business of banking. Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-50826

        Exhibit 3 - Authorization of the Comptroller of Currency granting First
                    Trust of California, National Association, the right to exercise corporate trust powers. Incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 33-50826

        Exhibit 4 - By-Laws of First Trust of California, National Association,
                    dated June 15, 1992. Incorporated herein by reference to
                    Exhibit 4 filed with Form T-1 Statement, Registration No. 33-50826

        Exhibit 5 - Not Applicable

        Exhibit 6 - Consent of First Trust of California, National Association,
                    required by Section 321(b) of the Act. Incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 33-50826

        Exhibit 7 - Report of Condition of First Trust of California, National
                    Association, as of the close of business on September 30, 1995 published pursuant to law or the requirements of its supervising or examining authority attached

                                      NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligor, or affiliates, are based upon information furnished to the trustee by the obligor. While the trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, First Trust of California National Association, an Association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of San Francisco and State of California on the 29th. day of November 1995.



                           FIRST TRUST OF CALIFORNIA NATIONAL ASSOCIATION
                                       /s/ L. L. Lopes
                              -------------------------------------------
                                           L. L. Lopes
                                           Assistant Vice President

(SEAL)



/s/ Norma M. Laguerta
----------------------
Norma M. Laguerta
Assistant Secretary

                                    EXHIBIT 6

                                     CONSENT


In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, FIRST TRUST OF CALIFORNIA NATIONAL ASSOCIATION, hereby consents that reports of examination of the undersigned by Federal, State, Territoral or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


Dated November 29, 1995


                  FIRST TRUST OF CALIFORNIA NATIONAL ASSOCIATION


                                 /s/ L. L. Lopes
                           -------------------------------------
                                     L. L. Lopes
                                     Assistant Vice President

FIRST TRUST OF CALIFORNIA, N.A.   Call Date: 09/30/95  ST-BK: 61431    FFIEC 033
101 CALIFORNIA STREET, SUITE 1150 Vendor ID: D         Cert: 33626    Page RC-1
SAN FRANCISCO, CA 94111
                                                                               9
Transit Number: 91000020

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.


SCHEDULE RC - BALANCE SHEET

                                                                                                                     C200
                                                                                                      Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------------
ASSETS
 1.  Cash and balances due from depository institutions (from Schedule RC-A):               RCON

     a.  Noninterest-bearing balances and currency and coin (1)__________________________   0081..       81,190            1.a

     b.  Interest-bearing balances (2)____________________________________________________  0071..            0            1.b

 2.  Securities:

     a.  Held-to-maturity securities (from Schedule RC-B, column A)_______________________  1754..            0            2.a

     b.  Available-for-sale securities (from Schedule RC-B, column D)_____________________  1773..        3,316            2.b

 3.  Federal funds sold and securities purchased under agreements to resell:

     a.  Federal funds sold_______________________________________________________________  0276..            0            3.a

     b.  Securities purchased under agreements to resell__________________________________  0277..            0            3.b

 4.  Loans and lease financing receivables:

     a.  Loans and leases, net of unearned income        RCON

         (from Schedule RC-C)___________________________ 2122..           0                             ......             4.a

     b.  LESS: Allowance for loan and lease losses______ 3123..           0                             ......             4.b

     c.  LESS: Allocated transfer risk reserve__________ 3128..           0                             ......             4.c

     d.  Loans and leases, net of unearned income,

         allowance, and reserve (item 4.a minus 4.b and 4.c)______________________________  2125..           0             4.d

 5.  Trading assets_______________________________________________________________________  3545..           0             5.

 6.  Premises and fixed assets (including capitalized leases)_____________________________  2145..         135             6.

 7.  Other real estate owned (from Schedule RC-M)_________________________________________  2150..           0             7.

 8.  Investments in unconsolidated subsidiaries and associated

     companies (from Schedule RC-M)_______________________________________________________  2130..           0             8.

 9.  Customers' liability to this bank on acceptances outstanding_________________________  2155..           0             9.

10.  Intangible assets (from Schedule RC-M)_______________________________________________  2143..      17,382            10.

11.  Other assets (from Schedule RC-F)____________________________________________________  2160..       3,462            11.

12.  Total assets (sum of items 1 through 11)_____________________________________________  2170..     105,485            12.


--------------------
(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held for trading.

FIRST TRUST OF CALIFORNIA, N.A.   Call Date: 09/30/95  ST-BK: 61431    FFIEC 033
101 CALIFORNIA STREET, SUITE 1150 Vendor ID: D         Cert: 33626    Page RC-2
SAN FRANCISCO, CA 94111

Transit Number: 91000020                                                      10

Schedule RC - Continued

                                                                                                        Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.  Deposits:
     a.  In domestic offices (sum of totals of                                              RCON
         columns A and C from Schedule RC-E)______________________________________________  2200..             0          13.a
                                                           RCON
         (1)  Noninterest-bearing (1)_____________________ 6631..          0                              ......          13.a.1

         (2)  Interest-bearing____________________________ 6636..          0                              ......          13.a.2

     b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs____________________                ......

         (1) Noninterest-bearing__________________________________________________________                ......

         (2) Interest-bearing_____________________________________________________________                ......

14.  Federal funds purchased and securities sold under agreements to repurchase:

     a.  Federal funds purchased__________________________________________________________  0278..             0          14.a

     b.  Securities sold under agreements to repurchase___________________________________  0279..             0          14.b

15.  a.  Demand notes issued to the U.S. Treasury_________________________________________  2840..             0          15.a

     b.  Trading liabilities______________________________________________________________  3548..             0          15.b

16.  Other borrowed money:

     a.  With original maturity of one year or less_______________________________________  2332..             0          16.a

     b.  With original maturity of more than one year_____________________________________  2333..             0          16.b

17.  Mortgage indebtedness and obligations under capitalized leases_______________________  2910..             0          17.

18.  Bank's liability on acceptances executed and outstanding_____________________________  2920..             0          18.

19.  Subordinated notes and debentures____________________________________________________  3200..             0          19.

20.  Other liabilities (from Schedule RC-G)_______________________________________________  2930..         2,062          20.

21.  Total liabilities (sum of items 13 through 20)_______________________________________  2948..         2,062          21.

22.  Limited-life preferred stock and related surplus_____________________________________  3282..             0          22.

EQUITY CAPITAL

23.  Perpetual preferred stock and related surplus________________________________________  3838..             0          23.

24.  Common stock_________________________________________________________________________  3230..         1,000          24.

25.  Surplus (exclude all surplus related to preferred stock)_____________________________  3839..       101,200          25.

     a.  Undivided profits and capital reserves___________________________________________  3632..         1,223          26.a

     b.  Net unrealized holding gains (losses) on available-for-sale securities___________  8434..             0          26.b

27.  Cumulative foreign currency translation adjustments__________________________________                ......

28.  Total equity capital (sum of items 23 through 27)____________________________________  3210..       103,423          28.

29.  Total liabilities, limited-life preferred stock, and equity capital
     (sum of items 21, 22, and 28)________________________________________________________  3300..       105,485          29.


MEMORANDUM

TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.

1.  Indicate in the box at the right of the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during
    1994__________________________________________________________________________________  6724..         N/A            M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statement by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work

---------------
    Includes total demand deposits and noninterest-bearing time and savings deposits.